EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, James M. Corbett and Patrick D. Spangler, and each one of them acting singly, as the person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in the person’s name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 filed by the registrant on April 3, 2007, any and all amendments (including post-effective amendments) thereto and any additional registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities indicated, on April 3, 2007.

Name and Signature	Title

/s/ John K. Bakewell	Director
John K. Bakewell

/s/ Richard B. Emmitt	Director
Richard B. Emmitt

/s/ Douglas W. Kohrs	Director
Douglas W. Kohrs

/s/ Daniel J. Levangie	Director
Daniel J. Levangie

/s/ Dale A. Spencer	Director
Dale A. Spencer

/s/ Thomas E. Timbie	Director
Thomas E. Timbie

/s/ Elizabeth H. Weatherman	Director
Elizabeth H. Weatherman